                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                       Date of Report:  November 21, 2000
                       (Date of earliest event reported)

                            Dominion Resources, Inc.
            (Exact name of registrant as specified in its charter)


           Virginia                    001-08489              54-1229715
  (State or other jurisdiction         (Commission         (I.R.S. Employer
of incorporation or organization)      File Number)       Identification No.)

                              120 Tredegar Street
                         Richmond, Virginia 23219-3932
                                 (804) 819-2000
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)


         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS


         On November 21, 2000, Dominion Resources, Inc. entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co.) pursuant to which Dominion will sell 6,000,000 shares of common stock to Merrill Lynch & Co. The shares of common stock were registered by Dominion as part of a Registration Statement relating to $950,000,000 of debt and equity securities on Form S-3 under Rule 415 under the Securities Act of 1933, as amended. The Registration Statement File No. 333-35501, was declared effective on September 17, 1997.

         Net proceeds from the transaction will total approximately $354 million. With the new issue, Dominion will have approximately 245 million common shares outstanding. A copy of the Purchase Agreement and the form of certificate representing Dominion's common stock are filed herewith as Exhibits 1.1 and 4.1, respectively, to this Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1.1 Purchase Agreement, dated November 21, 2000, between Dominion Resources, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (filed herewith).

4.1  Form of Common Stock certificate (filed herewith).

                                 SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      DOMINION RESOURCES, INC.
                                      Registrant


                                        /s/ G. Scott Hetzer
                                        --------------------------------
                                            G. Scott Hetzer
                                            Senior Vice President and
                                                Treasurer


Date: November 22, 2000